Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Tricell, Inc.
(Name of Registrant As Specified In Its Charter)

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TRICELL, INC.
33 LAWTON STREET
CONGLETON, CHESHIRE CW12 1RU
UNITED KINGDOM

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the outstanding common stock of Tricell, Inc., a Nevada corporation, have approved the following actions without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

(1)
The election of the following six directors to the board of directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified: James E. Reed, Neil A. Pursell, Melvyn S. Langley, Ian M. Herman, Raymond Pirtle, Jr. and John E. Boyd.

(2)	The approval of the restated articles of incorporation.

(3)	The approval of the 2006 Long-Term Incentive Plan.

The action will become effective on the 20th day after this information statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH DESCRIBED HEREIN.

By Order of the Board of Directors, James E. Reed, Chief Executive Officer
Cheshire, United Kingdom December 4, 2006

TRICELL, INC.
33 LAWTON STREET
CONGLETON, CHESHIRE CW12 1RU
UNITED KINGDOM

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about December 5, 2006.

What action was taken by written consent?

We obtained stockholder consent to the following action:

•
The election of the following six directors to the board of directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified: James E. Reed, Neil A. Pursell, Melvyn S. Langley, Ian M. Herman, Raymond Pirtle, Jr. and John E. Boyd.

•	The approval of our restated articles of incorporation.

•	The approval of our 2006 Long-Term Incentive Plan.

How many shares of common stock were outstanding on November 22, 2006?

On November 22, 2006, the date we received the consent of the holders of more than a majority of the outstanding shares, there were 340,545,877 shares of common stock outstanding.

What vote was obtained is required to elect directors and to approve the other proposals described in this information statement?

We obtained the approval of the holders of 217,000,000 shares of common stock, representing more than 63% of our outstanding shares of common stock that were entitled to give such consent. James E. Reed, Neil A. Pursell, John Sumnall and Neil Proctor, each of whom owns 54,250,000 shares of common stock, or 15.9% of the outstanding common stock on the date consent was given.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at $15,000.

ELECTION OF DIRECTORS

Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole board shall fixed by action of our stockholders or directors from time to time. The size of the board for the ensuing year is six directors.

None of our directors were elected at a meeting for which we solicited proxies. All of our directors were elected by the board of directors without stockholder approval.

The following table sets forth certain information concerning our directors:

Name	Age	Position with Us	Director Since
James E. Reed	36	Chief executive officer and director	November 2005
Neil A. Pursell	42	Chief financial officer and director	November 2005
Melyvn S. Langley	58	Chairman of the board and director	August 2006
Ian M. Herman	55	Director	August 2006
Raymond Pirtle, Jr.	48	Director	September 2006
John E. Boyd	64	Director	November 2006

Mr. Reed has been with us since 2003. Since August 2006, Mr. Reed has served as our chief executive officer and a director. From November 2005 to the August 2006, Mr. Reed served as our president and a director. Since April 2003, Mr. Reed has served as a director of Ace Telecom, Ace Trading Telecom and N2J. From 1999 to April 2003, Mr. Reed was the chief operating officer of the Starcom One Group, an independent distributor of mobile phone handsets. Prior to joining Starcom One in 1999, Mr. Reed was the United Kingdom Sales Manager for Cellstar UK. Mr. Reed has served as a director of Peach plc group, information technology hardware and software company since November 2004.

Mr. Pursell has been with us since 2003. Since November 2005, Mr. Pursell has served as our chief financial officer and a director. Since April 2003, Mr. Pursell has served as a director of Ace Telecom, Ace Trading Telecom and N2J. From June 2001 to May 2003, Mr. Pursell was the chief financial officer of the Starcom One Group. Prior to joining Starcom in May 2001, Mr. Pursell was a partner in the accounting firm Barringtons of Staffordshire, UK. Mr. Pursell is a chartered accountant. Mr. Pursell has served as a director of Peach plc group since November 2004.

Mr. Langley has served as a principal in MSL Consultants, a firm that provides management accounting, business advisory, tax consulting and turnaround services since 2003. From 1993 to 2003, Mr. Langley was the senior partner of Langley and Partners, chartered certified accountants. From 1973 to 1993, Mr. Langley served as the main resident tax and insolvency partner at Sorskys. Mr. Langley is a chartered certified accountant

Mr. Herman has served as chairman, director and chief executive officer of Global Aircraft Solutions and Hamilton Aerospace Technologies, an aircraft refurbishment company, from 2002 to the present. From 1995 to 2000, Mr. Herman served as chairman of the Department of Trade and Industry London and Southeast Development Board for the British government. From to 1988 to 1990, Mr. Herman served as chairman and chief executive officer of British World Airlines. Mr. Herman is a chartered accountant.

Mr. Pirtle has served as President of Claridge Company, LLC, an investment services company, since May 2005. From May 2001 to May 2005, Mr. Pirtle served as managing director of Avondale Partners, LLC, an investment banking company. From 1989 to 2001, Mr. Pirtle served as a director and co-head of institutional sales at Equitable Securities Corp., later known as SunTrust Equitable. Mr. Pirtle is a member of the board of directors of the following public companies: Premiere Global Services, Inc., a business communications and data solutions company, eNucleus, Inc., a supply chain management applications company, and IceWeb, Inc., a customized internet portal solutions company.

Mr. Boyd has served as president and chief executive officer of EUR Systems, a billings and revenue management company since April 2001. From December 1997 until 2001, Mr. Boyd was president and chief executive officer of Con Edison Solutions, an unregulated energy services company and subsidiary of Consolidated Edison, Inc. Mr. Boyd received his B.A. in English from Iona College and his M.S. in advanced management, from Pace University. He is also the founding chairman of the Telecommunications Industry Association and a post governor of the Electronic Industries Association.

Our directors are elected for a term of one year.

We are incorporated in Nevada and are subject to the provisions of the Nevada General Corporation Law. Our articles of incorporation provide that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes.

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, with certain specified exceptions, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Directors’ Compensation

Each independent director receives compensation of $24,000 per year plus $1,000 for each day that the director attends a meeting of per meeting of the board and each committee. In addition, Mr. Langley has a one-year consulting contract for which he receives compensation of $36,000 per year.

Pursuant to our 2006 long-term incentive plan, each newly elected independent director receives at the time of his election, 100,000 shares of common stock (12,500 shares after giving effect to the reverse split), which vest seven months from the date of grant, or, in the case of directors who were independent directors on the date the board approved the plan, a stock grant for 100,000 shares of common stock (12,500 shares after giving effect to the reverse split), which vests on June 30, 2007. In addition, each independent director receives an annual grant of such number of shares of common stock as has a value equal to $25,000, on the first trading date of April, commencing in April 2007, which vests one year from the date of grant. The independent director forfeits unvested shares if he ceases to be a director for any reason other than his or her death or disability or a change of control. Any unvested shares become immediately vested upon a directors’ death or the termination of his or her status as a director as a result of a disability (including a decision not to run for re-election as a result of a disability). All unvested shares also become fully vested upon a change of control, as defined in the plan.

Board of Directors and Committee Meetings

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Prior to August 2006, we did not have independent directors. Since August 22, 2006, when two of our independent directors were elected to the board, we had two committees - the audit committee and the compensation committee. The audit and compensation committees are comprised of Melyvn S. Langley, Ian M. Herman and Raymond Pirtle, Jr., with Mr. Langley as chairman.

Our audit committee will be involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our board of directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. Our audit committee also approves any transactions between us and related parties. A copy of the audit committee’s current charter is attached to this information statement as Appendix A.

The compensation committee serves as the committee under our options and long-term incentive plans and it reviews and approves any employment agreements with management and changes in compensation for our executive officers.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our board of directors should address the communication either to the board of directors or to the individual director c/o Mr. Neil Pursell, Chief Financial Officer, Tricell, Inc., 33 Lawton Street, Congleton, Cheshire CW12 1RU, United Kingdom Mr. Pursell will forward the communication either to all of the directors, if the communication is addressed to the board, or to the individual director, if the communication is directed to a director.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. To our knowledge, during the calendar year ended December 31, 2005, no officer, director or 10% stockholder engaged in any transactions for which a Form 4 was required.

Nominees for Director

Any stockholder who wants to nominate a candidate for election to the board must deliver timely notice to our secretary at our principal executive offices. In order to be timely, the notice must be delivered

•
in the case of an annual meeting, not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the notice must be received a reasonable time before we begin to print and mail our proxy materials; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received a reasonable time before we begin to print and mail our proxy materials.

The stockholder’s notice to the secretary must set forth:

•
as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of our common stock are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations of the Commission thereunder; and

•
as to the stockholder giving the notice (a) his name and record address, (b) the number of shares of common stock of the corporation which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of our stock entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations of the Commission thereunder.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Any person who desires to nominate a candidate for director at our 2007 annual meeting should provide the information required not later than December 31, 2006.

OUR RESTATED ARTICLES OF INCORPORATION

In August 2006, we sold to Barron Partners LP for $1,700,000 (a) 8,500,000 shares of series A convertible preferred stock, par value $0.001 per share, (b) warrants to purchase up to 120,000,000 shares of common stock at $0.20 per share, (c) warrants to purchase up to 10,000,000 shares of common stock at $0.35 per share, (d) warrants to purchase up to 10,000,000 shares of common stock at $0.45 per share, (e) warrants to purchase up to 20,000,000 shares of common stock at $0.65 per share, and (f) warrants to purchase up to 20,000,000 shares of common stock at $1.00 per share.

Pursuant to the agreement with Barron Partners, we are required to amend our articles of incorporation to provide for an authorized capitalization of 120,000,000 shares of capital stock, of which 10,000,000 will be shares of preferred stock and 110,000,000 will be shares of common stock and to effect a one-for-eight reverse split of our common stock.

Our board of directors has proposed that we adopt the restated articles of incorporation, and we obtained consent of the holders of a majority of our outstanding stock to the adoption of the restated articles of incorporation. The restated certificate of incorporation will be filed with the Secretary of State of the State of Nevada on or about, but not earlier than, 20 days after the definitive information statement is mailed to our stockholders.

The following discussion is a summary of the key changes affected by the restated articles of incorporation, but this summary is qualified in its entirety by reference to the full text of the restated articles of incorporation, a copy of which is included as Appendix B to this information statement.

The restated articles of incorporation make the following changes in our articles of incorporation:

One-for-Eight Reverse Split

Our restated articles of incorporation provide for a one-for-eight reverse split of our common stock. As a result of the reverse split, each share of common stock outstanding at the effective time of the reverse split, will, without any action on the part of the holder thereof, become one-eighth share of common stock. The par value of the common stock will not be affected by the reverse split. For purposes of this proposal, the common stock, as presently constituted, is referred to as the “old common stock” and the common stock resulting from the reverse split is referred to as the “new common stock.”

The reverse split will become effective upon the filing with the Secretary of State of the State of Nevada of the restated articles of incorporation, which states that, upon the filing of the restated articles of incorporation, each share of common stock then issued and outstanding would automatically become and be converted into one-eighth share of common stock.

Principal Effects of the Reverse Split

The principal effects of the reverse split will be as follows:

1.
Based upon the 340,545,877 shares of common stock outstanding on the Record Date, the reverse split would decrease the outstanding shares of common stock by 87½%, and, upon the effectiveness of the reverse split, approximately 42,568,235 shares of new common stock would be outstanding.

2.
Each warrant or option to purchase one share of old common stock will become a warrant or option to purchase one-eighth of a shares at an exercise price per share equal to eight times the former exercise price. Thus, for example, a warrant to purchase 120,000,000 shares of old common stock at $.20 per share will become a warrant to purchase 15,000,000 shares of new common stock at an exercise price of $1.60 per share.

3.
The conversion ratio of our series A preferred stock will change from one to one-eighth. Thus, the series A preferred stock, which is convertible into 8,500,000 shares of old common stock will become convertible into 1,062,500 shares of new common stock.

In addition, our officers hold options to purchase an aggregate of 8,000,000, of which options to purchase 2,000,000 share are held by each of the officers. These options vest cumulative as to 50% of the options on each of November 29, 2006 and 2007. The exercise price of the options has not yet been determined, and will be the average market price for the 30 days prior to the vesting date. As a result of the reverse split, the number of shares subject to these options will be reduced to 1,000,000 shares, with each officer holding an option to purchase 250,000 shares.

We will obtain new CUSIP numbers for the new common stock effective at the time of the reverse split. Following the effectiveness of the reverse split, we will provide each record holder of old common stock with information to enable the holder to obtain a certificate for new common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of old common stock.

The restated articles of incorporation will be filed with the Secretary of State of Nevada on or about, but not earlier than, the 20th day after this information statement is mailed to our stockholders. The reverse split would become effective as of the date of such filing.

Purposes of the Reverse Stock Split

The reverse split would decrease the number of shares of old common stock outstanding and presumably increase the per share market price for the new common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading in the range of $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

The common stock is currently traded on the OTC Bulletin Board. Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

The Board of Directors believes that the reverse split is in the best interest of the Company and its stockholders. The price of the old common stock during the 52 weeks ending on November 21, 2006 ranged from a low closing price of $0.06 to a high closing price of $0.39. On November 21, 2006, the closing price of the old common stock was $0.27 per share.

We may require additional capital for our operations or for expansion and we do not believe that we will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels. In addition, we do not believe that investors are interested in our stock if it is less than $1.00. However, we cannot assure you that the reverse split will result in any increase in the common stock price or that we will be able to complete any financing following the reverse split.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date, each eight shares of old common stock will automatically be combined and changed into one share of new common stock. No additional action on our part or on the part of any stockholder will be required in order to effect the reverse split. Stockholders will be requested to exchange their certificates representing shares of old common stock for new certificates representing shares of new common stock. Stockholders will be furnished the necessary materials and instructions to effect the exchange promptly following the effective date. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records but will be returned for the applicable number of shares of new common stock. Stockholders should not submit any certificates until requested to do so. In the event any certificate representing shares of old common stock is not presented for exchange upon request by us, any dividends that may be declared after the effective date of the reverse split with respect to the common stock represented by such certificate will be withheld by us until the certificate for the shares of old common stock has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of new common stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of new common stock, will, upon surrender of their certificates representing shares of old common stock, receive such additional fractional share as will be necessary to issue to the holder a whole number of shares of new common stock.

Federal Income Tax Consequences of the Reverse Split

The combination of each eight shares of the old common stock into one share of new common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the old common stock will be transferred to the new common stock received in exchange therefor.

A Stockholder who receives an additional fractional share in order to round up the number of shares owned by him or her to a whole number of shares would allocate his or her basis among all of the shares of new common stock (including the additional fractional share used in rounding) that are issued in the reverse split.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Change in Authorized Capital Stock

We are presently authorized to issue 500,000,000 shares of common stock, par value $.001 per share, and 100,000,000 shares of preferred stock, par value $.001 per share. The restated articles of incorporation provide for an authorized capital stock of 120,000,000 shares, of which 10,000,000 shares are shares of preferred stock, par value $.001 per share, and 110,000,000 shares are shares of common stock, par value $.001 per share. Our board of directors has broad rights to set the rights, preferences, privileges, limitation and restrictions for one or more series of preferred stock, including the following:

(i) the designation of such series;

(ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

(viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

Pursuant to the securities purchase agreement relating to our private placement in August 2006, we created a series of preferred stock, designated as the series A convertible preferred stock. The rights, preferences, privileges and limitations applicable to the series A preferred stock will not be affected by our restated articles of incorporation.

There are presently 340,545,877 shares of common stock outstanding. In addition, we have obligations to issue up to a total of 212,925,000 shares of common stock as follows:

•	8,500,000 shares of old common stock (1,062,500 shares of new common stock) issuable upon conversion of the series A preferred stock.

•	120,000,000 shares of old common stock (15,000,000 shares of new common stock) issuable upon exercise of the Class A Warrants.

•	10,000,000 shares of old common stock (1,250,000 shares of new common stock) issuable upon exercise of the Class B Warrants.

•	10,000,000 shares of old common stock (1,250,000 shares of new common stock) issuable upon exercise of the Class C Warrants.

•	20,000,000 shares of old common stock (2,500,000 shares of new common stock) issuable upon exercise of the Class D Warrants.

•	20,000,000 shares of old common stock (2,500,000 shares of new common stock) issuable upon exercise of the Class E Warrants.

•	16,000,000 shares issuable of old common stock (2,000,000 shares of new common stock) issuable pursuant to the 2006 long-term incentive plan

•	425,000 shares of old common stock (53,125 shares of new common stock) issuable upon exercise of outstanding warrants issued to a broker in connection with the Barron Partners financing.

•	8,000,000 shares of old common stock (1,000,000 shares of new common stock) issuable upon exercise of outstanding options not listed above.

We are presently committed to issue more shares of common stock than are authorized by our articles of incorporation. As a result, it is necessary for us to increase the authorized number of shares of common stock. The reverse split combined with the change in the number of authorized shares of common stock will result in a reduction in the number of shares of common stock outstanding to 42,568,235 shares and a reduction in the maximum number of shares of common stock issuable upon conversion prefered stock and exercise of options and warrants and pursuant to our 2006 long-term incentive plan to 26,615,625 shares. This combined total of 69,183,860 shares is significantly less than the 110,000,000 authorized shares of common stock set forth in the restated articles of incorporation and provides us with the ability to issue additional shares if the need should arise. We currently have no plans which contemplate the issuance of additional shares of common stock or securities convertible into common stock.

Elimination of Liability and Indemnification

The restated articles add a provision which eliminates liability of directors for monetary damages to the fullest extent permitted by Nevada law. Under Nevada law, with certain limited exception and unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of fiduciary duties as a director or officer; and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The restated articles provide that our officers and directors shall be indemnified to the fullest extent authorized by Nevada law, and that such right is a contract right. They also expressly permit us to carry officers’ and directors’ liability insurance that provides coverage whether or not we would have the power to indemnify such persons under Nevada law. Nevada law has broad provisions for the indemnification of officers and directors pursuant to sections NRS Sections 78.7502, 78.751 and 78.752.

Provision to Permit Limitation on Exercise or Conversion of Convertible Securities

The restated articles add the following provision to our present certificate of incorporation.

“The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.”

The adoption of this provision is required by the securities purchase agreement dated August 24, 2006, as amended, between us and Barron Partners. Pursuant to that agreement, we issued 8,500,000 shares of series A preferred stock and warrants to purchase an aggregate of 180,000,000 shares of common stock. Unless expressly provided in the certificate of designation or the warrants, no investor shall be entitled to convert the series A preferred stock into shares of common stock or to exercise the Warrants to the extent that such conversion or exercise would result in beneficial ownership by the investor and its affiliates of more than 4.9% of our outstanding stock. The securities purchase agreement provides that this provision may not be amended. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

The amendment expressly gives us the authority to grant rights, warrants and options which provide that they cannot be amended without the consent a specified percentage of stockholders or classes or groups of stockholders, and such provisions would be prohibit us from amending the rights, warrants and options except as permitted by this provision, if at all. With respect to the warrants that were issued pursuant to the purchase agreement with Barron Partners, the amendment would expressly prohibit us from amending the warrants to remove the 4.9% limitation. The warrants, by their terms, prevent such amendment.

APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN

The board of directors believes that in order to attract and retain the services of executive and other key employees, it is necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies. Accordingly, in October 2006, the Board adopted, and in November 2006, the stockholders approved by written consent, the 2006 long-term incentive plan, covering 16,000,000 shares of common stock, which will become 2,000,000 upon the effectiveness of the one-for-eight reverse split. Set forth below is a summary of the 2006 plan, as amended, but this summary is qualified in its entirety by reference to the full text of the 2006 plan, a copy of which is included as Appendix C to this information statement.

The 2006 plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants. The 2006 plan is to be administered by a committee of not less than two directors each of which is to be an independent director. In the absence of a committee, the plan is administered by the board of directors. Independent directors are not eligible for discretionary options. However, each newly elected independent director receives at the time of his election, 100,000 shares of common stock (12,500 shares after giving effect to the reverse split), which vest seven months from the date of grant, or, in the case of directors who were independent directors on the date the board approved the plan, a stock grant for 100,000 shares of common stock (12,500 shares after giving effect to the reverse split), which vests on June 30, 2007. In addition, each independent director receives an annual grant of such number of shares of common stock as has a value equal to $25,000, based on the last reported trading price on such date, of, if the stock is not traded on that date, the closing bid price on that date, on the first trading date of April, commencing in April 2007, which vests one year from the date of grant. The independent director forfeits unvested shares if he ceases to be a director for any reason other than his or her death, disability or change of control. Any unvested shares become immediately vested upon a directors’ death or the termination of his or her status as a director as a result of a disability (including a decision not to run for re-election as a result of a disability). All unvested shares become fully vested upon a change of control, as defined in the plan. Pursuant to this provision, upon the effectiveness of stockholder approval of the 2006 plan, the present independent directors (Melyvn S. Langley, Ian M. Herman, Raymond Pirtle, Jr. and John E. Boyd) will each automatically receive 100,000 of common stock (12,500 shares after giving effect to the reverse split). No options were granted and no other stock grants were issued under the plan as of the date of this information statement.

Options intended to be incentive stock options must be granted at an exercise price per share which is not less than the fair market value of the common stock on the date of grant and may have a term which is not longer than ten years. If the option holder holds 10% of our common stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the option cannot exceed five years.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under the 2006 plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this information statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. Accordingly, participants are urged to consult with their own qualified tax advisors.

Non-Qualified Options

No taxable income will be realized by the participant upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation. If the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date. The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. Special rules, discussed below under “Incentive Stock Options - Disposition of Incentive Option Shares,” will apply if a participant surrenders previously-owned shares acquired upon the exercise of an incentive option that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a non-qualified option.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than twelve months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

Incentive Stock Options

The grant of an ISO will not result in any federal income tax to a participant. Upon the exercise of an incentive option, a participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares (the “spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the participant for the year in which the option is exercised. As a result of the exercise a participant’s federal income tax liability may be increased. If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange and the shares received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as the previously acquired shares. The participant will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option holding period requirements described below. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock is issued to the participant upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

Disposition of Incentive Option Shares. If the incentive option holder disposes of the stock acquired upon the exercise of an incentive stock option (including the transfer of acquired stock in payment of the exercise price of another incentive stock option) either within two years from the date of grant or within one year from the date of exercise, the option holder will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the incentive stock option alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the participant to amend his return to eliminate the tax preference item previously reported).

Our Deduction. We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a disqualifying disposition.

Stock Grants

A participant who receives a stock grant under the 2006 plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received. However, a participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. We will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

Stock Appreciation Rights

The grant of stock appreciation rights will not result in any federal income tax to a participant. Upon the exercise of a stock appreciation or phantom stock right, a participant will recognize ordinary income in an amount equal to the cash or the fair market value of the stock, if any, received by the participant. At such time, we will be entitled to a tax deduction for the amount of income recognized by the participant. To date, we have not granted stock appreciation rights under any of our plans.

New Plan Benefits

The following table sets forth information relating to the benefits that will be received by the following classes of persons.

Name and Position	Dollar Value	Number of Units
Officers named in the summary compensation table	—	—
Executive officers, as a group	—	—
Non-executive directors, as a group	$112,000	400,000
Non-executive officers employee group	—	—

The dollar value of the stock granted to the independent directors is based on a market price of $.28 per share. The actual dollar value will be based on the market price on the effective date of grant.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information about shares of common stock beneficially owned as of November 22, 2006 by:

•	each director;
•	each officer named in the summary compensation table;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and executive officers as a group.

Name	Shares of Common Stock Beneficially Owned	Percentage
James E. Reed	55,250,000	16.2%
Neil A. Pursell	55,250,000	16.2%
John Sumnall	55,250,000	16.2%
Neil Proctor	55,250,000	16.2%
Andre Salt	24,225,000	7.1%
Melyvn S. Langley	—	—
Ian M. Herman	—	—
Raymond Pirtle, Jr.	—	—
John E. Boyd	—	—
All officers and directors as a group (four individuals beneficially owning stock)	221,000,000	64.1%

Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Each person is deemed to own beneficially shares of common stock which are issuable upon exercise or warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of November 22, 2006.

Upon the effectiveness of the 2006 long-term incentive plan, Mr. Langley, Mr. Herman, Mr. Pirtle and Mr Boyd will each own 100,000 shares of common stock.

The shares beneficially owned by each of Mr. Reed, Mr. Pursell, Mr. Sumnall and Mr. Proctor include 1,000,000 shares issuable upon exercise of an option which vests in November 2006. In connection with our acquisition of NJJ Holdings Limited from Mr. Reed, Mr. Pursell, Mr. Sumnall and Mr. Proctor, who were the sole stockholders of NJJ, on August 24, 2006, we issued to each of them a total of 52,500,000 shares of common stock, of which 30,000,000 shares are held by us in escrow. We have an obligation to purchase those shares from the former NJJ stockholders based on the net profit before taxes of N2J, a subsidiary of NJJ, during the year following the closing. The number of shares being purchased is determined by dividing 70% of N2J’s net profit before taxes by $.20 per share ($1.60 after giving effect to the reverse split). The maximum payment is $24,000,000, or $6,000,000 per former NJJ stockholder. To the extent that we do not purchase all of the shares pursuant to the formula, the remaining shares will be conveyed to us without payment of additional consideration. See “Certain Relationships and Related Transactions.”

Barron Partners owns series A preferred stock and Warrants which, if fully converted and exercised, would result in the ownership of more than 5% of our outstanding common stock. However, the series A preferred stock, by their terms, may not be converted and the warrants may not be exercised if such conversion or exercise would result in Barron Partners owning more than 4.9% of our outstanding common stock. This limitation may not be waived. Barron Partners also 9,131,515 outstanding shares (1,141,440 shares after giving effect to the reverse split) of common stock and 19,000,000 shares (2,375,000 shares after giving effect to the reverse split) issuable upon exercise of options granted to Barron Partners. These options also have a 4.9% limitation.

Executive Officers

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
James E. Reed	36	Chief executive officer and president
Neil A. Pursell	42	Chief financial officer
John Sumnall	36	Senior vice president
Neil Proctor	46	Senior vice president

Information concerning Mr. Reed and Mr. Pursell, who are also directors, is included under “Election of Directors.”

Mr. Sumnall has been with us since 2005, and he served as a director from November 2005 until August 22, 2006. Since November 2005, Mr. Sumnall has been our senior vice president. Since April 2003, Mr. Sumnall has served as an officer and director of Ace Telecom, Ace Trading Telecom and N2J. From January 2001 to April 2003, Mr. Sumnall was international sales manager for Starcom One.

Mr. Proctor has been with us since 2005, and he served as a director from November 2005 until August 22, 2006. Since November 2005, Mr. Proctor has served as our senior vice president. Since April 2003, Mr. Proctor has served as a director and director of Ace Telecom, Ace Trading Telecom and N2J. From January 2001 to April 2003, Mr. Proctor was United Kingdom purchasing manager for Starcom One Group.

Compensation

Summary Compensation Table

The following table summarizes compensation information for the last fiscal year for (i) our chief executive officer and (ii) each of our four executive officers other than the Chief Executive Officer who were serving as executive officers of our Company at the end of the fiscal year (collectively, the “Named Executive Officers”).

		Annual Compensation			Long-Term Compensation
Name and Position	Year	Salary	Bonus	Other Compensation	Securities Underlying Options
Andre Salt, chief executive officer	2005	$454,512	$121,204	—
	2004	454,512	—	—
James E. Reed, president	2005	136,354	326,052	—	2,000,000
Neil A. Pursell, chief financial officer	2005	136,354	326,052	—	2,000,000
John Sumnall, senior vice president	2005	136,354	326,052	—	2,000,000
Neil Proctor, senior vice president	2005	136,354	326,052	—	2,000,000

The compensation payable to our officers is payable in Sterling. The compensation information contained in this information statement reflects the conversion of Sterling into United States dollars at the exchange rate of ₤.55004 per United States dollar. The description of the employment agreements with the named executive officers reflects the conversion of Sterling into United States dollars using the same conversion rate. The actual compensation payable pursuant to the agreements may be different from the amounts reflected in the description of the employment agreements as a result of changes in the conversion rates.

The long-term options to each of Messrs. Reed, Pursell, Sumnall and Proctor, represent options to purchase 2,000,000 shares granted pursuant to their employment agreements. In January 2006, each of these officers received and a grant of 500,000 shares of common stock shares which was issued in lieu of the grant of a performance-based option.

Employment and Consulting Agreements

We have employment agreements with James E. Reed, Neil A. Pursell, Neil Proctor and John Sumnall. Pursuant to these employment agreements, Mr. Reed serves as our chief executive officer and president, Mr. Pursell as our chief financial officer and Mr. Sumnall and Mr. Proctor as senior vice presidents.

Each of the agreements provides for a base salary at the annual rate of $277,500, which salary constitutes a continuation of salary they received from Ace Telecom Limited prior to its acquisition by us. We agreed to conduct a review of the compensation one year after the date of the agreement. If Ace Telecom generates gross profits of $125,000 during any month during the term of the agreement each of the officers will be paid $23,125 at the end of that month as a bonus. Each of the officers is entitled to annual bonuses as determined by the Board of Directors. As compensation for the first year we issued to each of the officers 1,000,000 shares of our common stock. As compensation for the second and third years, each of them shall be granted an option to purchase 1,000,000 shares of common stock if they are continuing in office on November 29, 2006, and an option to purchase an additional 1,000,000 shares of common stock if he continues to serve in office on November 29, 2007. These option shall have an exercise price equal to the average closing trading price of our common stock for the 30 business days prior to November 29, 2006 and November 29, 2007, respectively. At the time of the acquisition of Ace Telecom, we agreed that each of the officers would receive options to purchase 500,000 shares of common stock if the net profits after taxes of Ace Telecom are at least $1,100,000 at the end of the first full year. However, based on the performance of Ace Telecom, we issued 500,000 shares of our common stock to each of the officers in lieu of options. The employment agreement provides that the agreement may be terminated at any time, for cause, at the sole option of the Company or by either party, upon thirty day advance notice.

We have a consulting arrangement with Mr. Langley pursuant to which he performs consulting services for us for which we pay him $3,000.00 per month for one-year period commencing September 1, 2006. The agreement has term of one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Repayment to Andre Salt

During 2003, the Company made several payments to Andre Salt in repayment of a loan from Mr. Salt to us to provide us with short term working capital. Mr. Salt was We paid him $271,123 more than we owned him. At December 31, 2004, the balance of this receivable was $59,534. During 2005, this was repaid and as of December 31, 2005 there was a balance payable to Mr. Salt of $69,173.

Ace Telecom Limited

On June 30, 2005, we acquired all of the issued and outstanding capital stock of Ace Telecom Limited in exchange for 1,000,000 shares of common stock. The former stockholders were James E. Reed, Neil A. Pursell, John Sumnall and Neil Proctor, each of whom owned a 25% interest in Ace Telecom. At the time of the acquisition, the four Ace Telecom stockholders owed us $275,704. This obligation was paid in part during 2005 and as of December 31, 2005, the balance receivable from the shareholders was $135,784, divided equally between the four shareholders. In connection with the acquisition of Ace Telecom, we entered into the employment agreement with each of the four former stockholders of Ace Telecom.

Ace Telecom’s offices are located in a building in Congleton, Cheshire in United Kingdom pursuant to a ten-year lease. The building is owned by James E. Reed, Neil A. Pursell, John Sumnall and Neil Proctor. As part of the acquisition of Ace Telecom, we acquired this building. One of the closing conditions of the agreement was that Ace Telecom dispose of the building. The contract to sell the building was negotiated prior to the closing although the sale of the building did not occur until after the acquisition of Ace Telecom was completed. Pursuant to the contract, in august 2005, Ace Telecom sold the building to its former stockholders for approximately $525,000, and it entered into a ten-year lease for the building at an annual rental of approximately $55,000, subject to standard escalation provisions. The annual rental is based on an independent valuation. The building was subject to a $232,000 mortgage.

NJJ Agreement

On August 24, 2006, pursuant to a stock purchase agreement, we purchased all of the stock of NJJ Holdings from its stockholders, James E. Reed, Neil A. Pursell, John Sumnall and Neil Proctor. In consideration for the NJJ stock, we paid $1,400,000 and issued 210,000,000 shares (26,250,000 after giving effect to the reverse split) of common stock, of which 90,000,000 shares (11,250,000 after giving effect to the reverse split) of common stock (the “initial shares”) were issued to the four former NJJ stockholders outright and 120,000,000 shares (15,000,000 after giving effect to the reverse split) of common stock (the “escrow shares”) were issued in the name of the former NJJ stockholders and held by us in escrow. The cash and shares were equally divided among the four former NJJ stockholders. Each of the four former NJJ stockholders is an officer and Mr. Reed and Mr. Pursell are also directors. Mr. Sumnall and Mr. Proctor were directors from November 2205 until August 22, 2006.

The former NJJ stockholders have the right to sell or otherwise transfer their initial shares, cumulatively, in the following manner: 25% of each his initial shares may be sold commencing June 24, 2007, an additional 25% commencing June 24, 2008, an additional 25% of commencing June 24, 2009, and all initial shares may be sold commencing June 24, 2010.

We are determine our net profit for the each quarter commencing with the quarter ended September 30, 2006 through the quarter ending September 30, 2007, but only for the one-year period following the date of the NJJ agreement, which was August 24, 2006. Thus, the quarter ended September 30, 2006 is the period from August 24, 2006 to September 30, 2006. We are required to purchase escrow shares from the NJJ stockholders at a purchase price per share equal to $0.20 per share, subject to adjustment. The number of escrow shares being purchased shall be determined by dividing the payment amount by the purchase price per share, which is $.20. The payment amount is the lesser or (i) 70% of net profit before taxes for the applicable period; or (y) the amount by which $24,000,000 exceeds all payments previous made for the purchase of such escrow shares. In no event shall the total of the payments for the purchase of the escrow shares exceed $24,000,000. In November 2006, the agreement was amended to provided that any shares that are not purchased pursuant to the formula in the purchase agreement shall be returned to us for no additional consideration.

The first payment due with respect to our purchase of escrow shares shall be deposited into escrow and held in escrow until February 25, 2007, at which time each NJJ Shareholder will be entitled to his 25% share of the amount held in escrow. Our obligation to purchase any escrow shares shall be limited to the extent that we may not purchase escrow shares pursuant to applicable law. For the period from August 24, 2006 through September 30, 2006, N2J’s net profits were $3,148,433, as a result of which we owe the former NJJ stockholders $2,203,903 for the purchase of 11,019,516 of the escrow shares.

Subsequent to the closing, NJJ is to distribute to the NJJ Shareholders, in equal shares, the net profit of N2J which shall have accrued through the day preceding the closing date. Such net profits are to be paid from the proceeds of the accounts receivable generated through the August 23, 2006, which was the day preceding the closing date. Net profits shall mean the income before income taxes of N2J, determined in accordance with generally accepted accounting principles as in effect in the United Kingdom; provided, however, that in the event that N2J, NJJ or the Company shall incur an income, gross receipts, excise or other tax for a period subsequent to the August 24, 2006 closing date on any of the profits that are payable to the former NJJ stockholders on or after the closing date, then such taxes shall be deducted in determining the net profit of N2J for the period ended August 23, 2006. The determination of N2J’s net profits shall be made on a quarterly basis in connection with the preparation of the Company’s Form 10-Q or Form 10-K, as the case may be, and shall be approved by the Company’s audit committee, and, if the audit committee deems it necessary, by an independent accounting firm engaged by the audit committee for such purpose. Pursuant to this provision, there is a balance due to the former NJJ stockholders of $13,860,014.

Prior to our purchase of the NJJ stock, NJJ had other subsidiaries that were engaged in the construction business. As required by the purchase agreement, these subsidiaries were transferred to the former NJJ stockholders immediately prior to our purchase of the NJJ stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our independent directors receive stock grants pursuant to the 2006 long-term incentive plan. The reverse split and amendment to our articles of incorporation affect our officers and directors and their affiliates and our principal stockholders, to the extent that they own stock, options or warrants, in the same manner as all other stockholders. Except as stated in the previous sentence, none of our directors, executive officers, associates of any director or executive officer, or any other person with a substantial interest, direct or indirect, by security holdings or otherwise has any interest in any matter which is approved by the stockholders.

OTHER MATTERS

Deadline for Submission of Stockholder Proposals for the 2007 Annual Meeting

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than January 15, 2007 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our company at our principal offices no later than January 31, 2007. If notice of any stockholder proposal is received after January 31, 2007, then the notice will be considered untimely and we are not required to present such proposal at the 2007 annual meeting. If the board of directors chooses to present a proposal submitted after January 31, 2007, at the 2007 annual meeting, then the persons named in proxies solicited by the board of directors for the 2007 annual meeting may exercise discretionary voting power with respect to such proposal.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INCORPORATION BY REFERENCE

We are incorporating by reference our annual report on Form 10-K for the year ended December 31, 2005 and our Form 10-Q for the quarter ended September 30, 2006, and a copy of each of such reports, without exhibits, either accompanies or was delivered in advance of the mailing of this information statement. We will provide additional copies at no charge upon request by writing to Mr. Neil Pursell, chief financial officer, Tricell, Inc., 33 Lawton Street, Congleton, Cheshire CW12 1RU, United Kingdom. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost of furnishing such exhibits.

You should rely only on the information provided in this Information Statement. The Company has not authorized any person to provide information other than that provided here. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

December 4, 2006	By Order of the Board of Directors, James E. Reed, Chief Executive Officer

Appendix A

TRICELL, INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of Tricell, Inc. (the “Company”) to: (1) assist the Board in monitoring (a) the integrity of the financial reporting process, systems of internal controls and financial statements and reports of the Company, (b) the performance of the Company’s internal audit function, and (c) the compliance by the Company with legal and regulatory requirements; and (2) be directly responsible for the appointment, compensation and oversight of the Company’s independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work (the “Outside Auditor”).

Committee Membership

The Audit Committee shall consist of no fewer than three members, as determined annually by the Board; provided, however, that in the event the Company has less than three independent directors, as hereinafter defined, the Audit Committee shall have such number of members as equals the number of independent directors. Notwithstanding the foregoing, if the Company is a small business company and its stock is not listed or traded on a market or exchange that requires that the audit committee consist of three members, the Board may appoint an Audit Committee of not less than two members. The members of the Audit Committee shall meet the independence and expertise requirements of the principal stock exchange or market on which the Company’s securities are traded and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”); provided, however, that if the Company’s securities are not traded on an exchange or market which has a definition of independence, then independence shall be determined in accordance with the rules of the Nasdaq Stock Market. Audit Committee members shall not serve simultaneously on the audit committees of more than two other public companies without the approval of the full Board.

The members of the Audit Committee shall be appointed annually by the Board. Audit Committee members may be replaced by the Board at any time. The Board shall designate the Chairman or Chairwoman (“Chairperson”) of the Audit Committee.

Committee Authority and Responsibilities

The basic responsibility of the members of the Audit Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law.

The Audit Committee shall prepare any report which required by the rules of the Commission to be included in the Company’s proxy statement for its annual meeting.

The Audit Committee shall be responsible directly for the appointment (subject, if applicable, to stockholder ratification), retention, termination, compensation and terms of engagement, evaluation, and oversight of the work of the Outside Auditor (including resolution of disagreements between management and the Outside Auditor regarding financial reporting). The Outside Auditor shall report directly to the Audit Committee.

The Audit Committee shall oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company, oversee the work of the Company’s management, internal auditors (the “Internal Auditors”) and the Outside Auditor in these areas, oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls, review whether the Internal Auditors and the Outside Auditor objectively assess the Company’s financial reporting, accounting practices and internal controls, and provide an open avenue of communication among the Outside Auditor, the Internal Auditors and the Board. It is the responsibility of:

•
management of the Company and the Outside Auditor, under the oversight of the Audit Committee and the Board, to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations and fairly present, in all material respects, the financial condition of the Company;

•	management of the Company, under the oversight of the Audit Committee and the Board, to assure compliance by the Company with applicable legal and regulatory requirements; and

•
the Internal Auditors, under the oversight of the Audit Committee and the Board, to review the Company’s internal transactions and accounting which do not require involvement in the detailed presentation of the Company’s financial statements.

The Audit Committee shall pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Outside Auditor to the extent required by and in a manner consistent with applicable law.

The Audit Committee shall meet as often as it determines necessary or appropriate, but not less frequently than quarterly. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Audit Committee shall be designated as the acting chair of the meeting. The Chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Audit Committee meeting. To the extent practical, any background materials, together with the agenda for the meeting, should be distributed to the Audit Committee members in advance of the meeting. All meetings of the Audit Committee shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Audit Committee, shall be duly filed in the Company records. Reports of meetings of the Audit Committee shall be made to the Board at its next regularly scheduled meeting following the Audit Committee meeting accompanied by any recommendations to the Board approved by the Audit Committee.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Outside Auditor for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee, subject only to any limitations imposed by applicable rules and regulations. The Audit Committee may request any officer or associate of the Company or the Company’s outside counsel or Outside Auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with management, the Internal Auditors and the Outside Auditor in separate executive sessions at least quarterly to discuss matters for which the Audit Committee has responsibility.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee. In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Audit Committee:

Financial Statement and Disclosure Matters

1.
Review and discuss with management, and to the extent the Audit Committee deems necessary or appropriate, the Internal Auditors and the Outside Auditor, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the Commission comply with the Commission’s rules and forms.

2.
Review and discuss with management, the Internal Auditors and the Outside Auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.
Review and discuss with management, the Internal Auditors and the Outside Auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the Outside Auditor’s reviews of the quarterly financial statements.

4.	Review and discuss quarterly reports from the Outside Auditor on:

(a)	All critical accounting policies and practices to be used;

(b)
All alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditor;

(c)
The internal controls adhered to by the Company, management, and the Company’s financial, accounting and internal auditing personnel, and the impact of each on the quality and reliability of the Company’s financial reporting; and

(d)	Other material written communications between the Outside Auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss in advance with management the Company’s practice with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Review and discuss with management, the Internal Auditors and the Outside Auditor:

(a)	Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

(b)	The clarity of the financial disclosures made by the Company;

(c)
The development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company’s financial statements;

(d)	Potential changes in GAAP and the effect such changes would have on the Company’s financial statements;

(e)	Significant changes in accounting principles, financial reporting policies and internal controls implemented by the Company;

(f)	Significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company’s financial statements;

(g)	Information regarding any “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

(h)	Management’s compliance with the Company’s processes, procedures and internal controls;

(i)
The adequacy and effectiveness of the Company’s internal accounting and financial controls and the recommendations of management, the Internal Auditors and the Outside Auditor for the improvement of accounting practices and internal controls; and

(j)
Any difficulties encountered by the Outside Auditor or the Internal Auditors in the course of their audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7.
Discuss with management and the Outside Auditor the effect of regulatory and accounting initiatives as well as off balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

8.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Discuss with the Outside Auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 relating to the conduct of the audit. In particular, discuss:

(a)	The adoption of, or changes to, the Company’s significant internal auditing and accounting principles and practices as suggested by the Outside Auditor, Internal Auditors or management; and

(b)	The management letter provided by the Outside Auditor and the Company’s response to that letter.

10.
Receive and review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q, to the extent required to be included in the certification process, about (a) any significant deficiencies in the design or operation of internal controls or material weakness therein, (b) any fraud involving management or other associates who have a significant role in the Company’s internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

Oversight of the Company’s Relationship with the Outside Auditor

11.	Review the experience and qualifications of the senior members of the Outside Auditor team.

12.
Obtain and review a report from the Outside Auditor at least annually regarding (a) the Outside Auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Outside Auditor and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time.

13.
Evaluate the qualifications, performance and independence of the Outside Auditor, including considering whether the Outside Auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the Outside Auditor’s independence, and taking into account the opinions of management and the Internal Auditor. The Audit Committee shall present its conclusions to the Board.

14.
Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit to the extent that rotation is required under the rules of the Commission, and oversee the rotation of other audit partners, in accordance with the rules of the Commission.

15.
Recommend to the Board policies for the Company’s hiring of present and former associates of the Outside Auditor who have participated in any capacity in the audit of the Company, in accordance with the rules of the Commission.

16.
To the extent the Audit Committee deems necessary or appropriate, discuss with the national office of the Outside Auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

17.	Discuss with management, the Internal Auditors and the Outside Auditor any accounting adjustments that were noted or proposed by the Outside Auditor, but were not adopted or reflected.

18.	Meet with management, the Internal Auditors and the Outside Auditor prior to the audit to discuss and review the scope, planning and staffing of the audit.

19.	Obtain from the Outside Auditor the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit.

20.
Require the Outside Auditor to review the financial information included in the Company’s Form 10-Q in accordance with the rules of the Commission prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company’s Form 10-Q any reports of the Outside Auditor required by such rules.

Oversight of the Company’s Internal Audit Function

21.	Take such steps to reasonably ensure that the Company has an internal audit function.

22.	Review and concur in the appointment, replacement, reassignment or dismissal of the senior internal auditing executive, and the compensation package for such person.

23.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

24.
Communicate with management and the Internal Auditors to obtain information concerning internal audits, accounting principles adopted by the Company, internal controls of the Company, management, and the Company’s financial and accounting personnel, and review the impact of each on the quality and reliability of the Company’s financial statements.

25.	Evaluate the internal auditing department and its impact on the accounting practices, internal controls and financial reporting of the Company.

26.	Discuss with the Outside Auditor the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

27.
Obtain from the Outside Auditor the reports required to be furnished to the Audit Committee under Section 10A of the Exchange Act and obtain from the Outside Auditor any information with respect to illegal acts in accordance with Section 10A.

28.
Obtain reports from management, the Company’s senior internal auditing executive and the Outside Auditor concerning whether the Company and its subsidiary/foreign affiliated entities are in compliance with applicable legal requirements and the any applicable code of ethics.

29.
Obtain and review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and the applicable code of ethics.

30.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.

31.
Discuss with management and the Outside Auditor any correspondence between the Company and regulators or governmental agencies and any associate complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

32.	Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Additional Responsibilities

33.
If required by the rules of the Commission or the regulations of the principal stock exchange or market on which the Company’s securities are traded, prepare annually a report for inclusion in the Company’s proxy statement relating to its annual stockholders meeting.

34.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

35.
Review the Company’s Related-Party Transaction Policy and recommend any changes to the Compensation Committee and then to the Board for approval. Review and determine whether to approve or ratify transactions covered by such policy, as appropriate.

Appendix B

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TRICELL, INC.

Pursuant to NRS 78.403

Tricell, Inc., a corporation organized and existing under the Laws of the State of Nevada, (the “Corporation”), pursuant to NRS 78.403, does hereby adopt the following as its Articles of Incorporation, replacing in their entirety, the Corporation’s present Articles of Incorporation.

1.  The Corporation’s Articles of Incorporation of the Corporation are hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Tricell, Inc. (the “Corporation”).

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Nevada.

 THIRD:     (a) The total number of shares of capital stock which this Corporation is authorized to issue is one hundred twenty million (120,000,000) shares, of which:

(i) ten million (10,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share; and

(ii) one hundred and ten million (110,000,000) shares shall be designated as Common Stock, and shall have a par value of $.001 per share.

   (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i) the designation of such series;

(ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

(viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

  (c) No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

FOURTH: The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent.

FIFTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

SIXTH:     (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Chapter 78 of the Nevada Revised Statutes, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Chapter 78 of the Nevada Revised Statutes requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Chapter 78 of the Nevada Revised Statutes.

SEVENTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal By-laws made by the Board of Directors and subject to the provisions of any By-law limiting the right of the Board of Directors to make certain modifications to the By-laws.

2.  This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of NRS 78.390 and 78.403.

3.  The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by its chief executive officer this ___ day of November, 2006.

James Reed, Chief Executive Officer

Appendix C

TRICELL, INC.
2006 Long-Term Incentive Plan

1.  Purpose; Definitions.

The purpose of the Tricell, Inc. 2006 Long-Term Incentive Plan (the “Plan”) is to enable Tricell, Inc. (the “Company”) to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and others who provide services to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and such other persons and the Company’s stockholders, by offering such key employees and such other persons incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Affiliate” means any corporation, partnership, limited liability company, joint venture or other entity, other than the Company and its Subsidiaries, that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Book Value” means, as of any given date, on a per share basis (i) the stockholders’ equity in the Company as of the last day of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date, as adjusted by the Committee for subsequent events.

(d)  “Cause” means a felony conviction of a participant, or the failure of a participant to contest prosecution for a felony, or a participant’s willful misconduct or dishonesty, or breach of trust or other action by which the participant obtains personal gain at the expense of or to the detriment of the Company or conduct which results in civil or criminal liability or penalties, including penalties pursuant to a consent decree, order or agreement, on the part of the Company; provided, however, that if the participant has an Employment Agreement with the Company, a Subsidiary or Affiliate which includes a definition of “cause,” then “cause” shall have the meaning as defined in such Employment Agreement.

(e)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)  “Commission” means the Securities and Exchange Commission or any successor thereto.

(g)  “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(h)  “Company” means Tricell, Inc., a Nevada corporation, or any successor corporation.

(i)  “Deferred Stock” means an award made pursuant to Section 8 of the Plan of the right to receive Stock at the end of a specified deferral period.

(j)  “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan; provided that if the participant has an Employment Agreement with the Company, a Subsidiary or Affiliate which includes a definition of “disability,” then “disability” shall have the meaning as defined in such Employment Agreement.

(k)  “Early Retirement” means retirement, with the express consent for purposes of the Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

(l)  “Employment Agreement” shall mean an employment or consulting agreement or other agreement pursuant to which the participant performs services for the Company or a Subsidiary or Affiliate.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, and any successor thereto.

(n)  “Fair Market Value” means, as of any given date, the market price of the Stock as determined by or in accordance with the policies established by the Committee in good faith; provided, that, in the case of an Incentive Stock Option, the Fair Market Value shall be determined in accordance with the Code and the Treasury regulations under the Code.

(o)  “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(p)  “Independent Director” shall mean a “non-employee director” as set forth in Rule 16b-3 of the Commission pursuant to the Exchange Act or any successor definition adopted by the Commission; provided that in the event that said rule (or successor rule) shall not have such a definition, the term Independent Director shall mean a director of the Company who is not otherwise employed by the Company or any Subsidiary or Affiliate; provided, however, an Independent Director shall also be an independent director as determined by the rules or regulations of the principal stock exchange or market on which the Stock is traded or, if the Stock is not listed or traded on such exchange, as defined under the rules of the Nasdaq Stock Market.

(q)  “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(r)  “Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65 or such other age as is designated by the Company, Subsidiary or Affiliate as the normal retirement age.

(s)  “Other Stock-Based Award” means an award under Section 10 of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(t)  “Plan” means this Tricell, Inc. 2005 Long-Term Incentive Plan, as hereinafter amended from time to time.

(u)  “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 of the Plan.

(v)  “Retirement” means Normal Retirement or Early Retirement.

(w)  “Stock” means the common stock, par value $.0001 per share, of the Company or any class of common stock into which such common stock may hereafter be converted or for which such common stock may be exchanged pursuant to the Company’s certificate of incorporation or as part of a recapitalization, reorganization or similar transaction.

(x)  “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 of the Plan to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such award or Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii) of the Plan and (ii) the aggregate exercise price of such Stock Option or base price with respect to such award (or the portion thereof which is surrendered).

(y)  “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 of the Plan.

(z)  “Stock Purchase Right” means the right to purchase Stock pursuant to Section 9 of the Plan.

(aa)  “Subsidiary” means any corporation or other business association, including a partnership (other than the Company) in an unbroken chain of corporations or other business associations beginning with the Company if each of the corporations or other business associations (other than the last corporation in the unbroken chain) owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity in one of the other corporations or other business associations in the chain. The Board may elect to treat as a Subsidiary an entity in which the Company possesses less than 50% of the total combined voting power of all classes of equity if, under generally accepted accounting principles, the Company may include the financial statements of such entity as part of the Company’s consolidated financial statements (other than as a minority interest or other single line item).

In addition, the terms “Change in Control,” “Potential Change in Control” and “Change in Control Price” shall have meanings set forth, respectively, in Sections 11(b), (c) and (d) of the Plan.

2.  Administration.

(a)  The Plan shall be administered by a Committee of not less than two directors all of whom shall be Independent Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee specified in the Plan shall be exercised by the Board.

(b)  The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other persons eligible under Section 4 of the Plan, provided that Independent Directors shall not be eligible for options or other benefits pursuant to the Plan other than as provided in Sections 4(b) and 4(c) of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards. In particular, the Committee shall have the authority:

(i)   to select the officers and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted pursuant to the Plan;

(ii)   to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted pursuant to the Plan, to one or more eligible persons;

(iii)   to determine the number of shares to be covered by each such award granted pursuant to the Plan;

(iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan, including, but not limited to, the share price or exercise price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall, in its sole discretion, determine;

(v)   to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(b)(x) or (xi) of the Plan, as applicable, instead of Stock;

(vi)   to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis with other awards under the Plan and/or cash awards made outside of the Plan in a manner whereby the exercise of one award precludes, in whole or in part, the exercise of another award, or on an additive basis;

(vii)   to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant, including any provision for any determination or method of determination of the amount (if any) deemed be earned on any deferred amount during any deferral period;

(viii)   to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

(ix)   to determine an aggregate number of awards and the type of awards to be granted to eligible persons employed or engaged by the Company and/or any specific Subsidiary, Affiliate or division and grant to management the authority to grant such awards, provided that no awards to any person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act may be granted awards except by the Committee.

(c)  In the event that any officers or other participants have Employment Agreements with the Company which provide for the grant of options to such participants, unless the Committee or the Board otherwise determines, the options shall be treated for all purposes as if they were granted pursuant to this Plan as long as there is a sufficient number of shares available for grant pursuant to this Plan.

(d)  The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto, and otherwise to supervise the administration of the Plan.

(e)  All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

3.  Stock Subject to Plan.

(a)  The total number of shares of Stock reserved and available for distribution under the Plan shall be sixteen million (16,000,000) shares of Stock. In the event that awards are granted in tandem such that the exercise of one award precludes the exercise of another award then, for the purpose of determining the number of shares of Stock as to which awards shall have been granted, the maximum number of shares of Stock issuable pursuant to such tandem awards shall be used.

(b)  Subject to Section 6(b)(v) of the Plan, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted under the Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

(c)  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, stock distribution, reverse split, combination of shares or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the base number of shares, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number, and provided that the treatment of such options and rights shall be consistent with the nature of the event. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

4.  Eligibility.

(a)  Officers and other key employees and directors of, and consultants and independent contractors to, the Company and its Subsidiaries and Affiliates (but excluding, except as to Sections 4(b) and 4(c) of the Plan, Independent Directors) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

(b)  On each the first trading day in April of each year, commencing in 2007, each person who is a Independent Director on such date shall automatically receive a stock grant for such number of shares of Stock as is determined by dividing twenty five thousand dollars ($25,000) by the last reported trading price of the Stock on such date, of, if the Stock is not traded on that date, the closing bid price on that date, on the principal stock exchange or market on which the Stock is traded. Such shares vest one year from the date of grant, except that in the event of the director’s death or termination of his or her status as a director as a result of a disability (including a decision not to run for re-election as a result of a disability) or in the event of a Change of Control, the right to the unvested Shares shall vest immediately. If there is not a sufficient number of shares under this Plan or other similar plans, to enable the Company to issue the number of shares of Stock provided in this Section 4(b), the Company shall divide the number of available shares by the number of Independent Directors. The provisions of this Section 4(b) and said Section 4(c) may not be amended more than one (1) time in any six (6) month period other than to comply with changes in the Code or the Employee Retirement Income Security Act (“ERISA”) or the rules thereunder.

(c)  At the time an Independent Director is first elected to the Board, such person shall automatically be granted one hundred thousand (100,000) shares of Stock (or such lesser number of shares of Stock as are available for grant at such date under the Plan, divided by the number of Independent Directors who are elected as directors at such date); provided, however, that the Independent Directors who are elected before stockholder approval of this Plan becomes effective shall receive such Shares at such time as stockholder approval of this Plan becomes effective. The shares issued pursuant to this Section 4(c) shall vest seven months from the date of grant, except that the shares issued to the Independent Directors who are elected before stockholder approval of the Plan shall vest on June 30, 2007. The number of shares issuable pursuant to this Section 4(c) shall be subject to adjustment in the event of any stock dividend, distribution, split, reverse split, combination of shares of similar recapitalization.

5.  Stock Options.

(a)  Administration. Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

(b)  Option Grants. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(i)   Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

(ii)   Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(iii)   Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall, in its sole discretion, determine.

(iv)   Method of Exercise.

(A)  Subject to whatever installment exercise provisions apply under Section 5(b)(iii) of the Plan, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument, securities or property as the Committee may accept. As and to the extent determined by the Committee, in its sole discretion, at or after grant, payments in full or in part may also be made in the form of Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

(B)  If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock issuable upon such exercise (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

(C)  No shares of Stock shall be issued until full payment therefor has been received by the Company. In the event of any exercise by note or other instrument, the shares of Stock shall not be issued until such note or other instrument shall have been paid in full, and the exercising optionee shall have no rights as a stockholder until such payment is made.

(D)  Subject to Section 5(b)(iv)(C) of the Plan, an optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a) of the Plan.

(v)   Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(vi)   Termination by Death. Subject to Section 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee’s employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vii)   Termination by Reason of Disability or Retirement. Subject to Section 5(b)(ix) of the Plan with respect to Incentive Stock Options, if an optionee’s employment by the Company and any Subsidiary or Affiliate terminates by reason of a Disability or Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Normal or Early Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(viii)   Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause, including a termination resulting from the Subsidiary, Affiliate or division in which the optionee is employed or engaged, ceasing, for any reason, to be a Subsidiary, Affiliate or division of the Company, such Stock Option may be exercised, to the extent otherwise exercisable on the date of termination, for a period of three months (or seven months in the case of a person subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever is shorter.

(ix)   Incentive Stock Options.

(A)  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

(B)  To the extent required for “incentive stock option” status under Section 422(d) of the Code (taking into account applicable Treasury regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 425 of the Code) shall not exceed $100,000. If Section 422 is hereafter amended to delete the requirement now in Section 422(d) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(d), then this Section 5(b)(ix)(B) shall no longer be operative and the Committee may accelerate the dates on which the incentive stock option may be exercised.

(C)  To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

(I)   If (x) a participant’s employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Sections 5(b)(vi) and (vii) of the Plan, applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an “incentive stock option” during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

(II)   if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

(x)   Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

(xi)   Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

6.  Stock Appreciation Rights.

(a)  Grant and Exercise.

(i)   Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

(ii)   A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

(iii)   A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b) of the Plan, in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in said Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b)  Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)   Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of this Section 6 and Section 5 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder to the extent applicable.

(ii)   Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Stock, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be based upon the Fair Market Value of the Stock on the date of exercise, determined in a manner not inconsistent with Section 16(b) of the Exchange Act and the rules of the Commission thereunder.

(iii)   Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(b)(v) of the Plan.

(iv)   Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

(v)   In its sole discretion, the Committee may grant Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant; provided that any such Stock Appreciation Rights shall be settled solely in cash.

(vi)   The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

7.  Restricted Stock.

(a)  Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, subject to Section 7(b) of the Plan, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may, in its sole discretion, determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)  Awards and Certificates.

(i)   The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(ii)   The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

(iii)   Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the price, if any, required under Section 7(b)(ii).

(iv)   Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(v)   The Committee shall require that (A) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon shall have lapsed, and (B) as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such award.

(c)  Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)   Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)   Except as provided in this Section 7(c)(ii) and Section 7(c)(i) of the Plan, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any regular cash dividends paid out of current earnings. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e) of the Plan, in additional Restricted Stock to the extent shares are available under Section 3 of the Plan, or otherwise reinvested. Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued, and the Committee may require the participant to deliver an additional stock power covering the shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Stock.

(iii)   Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or other services with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv)   If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares, and other property held by the Company with respect to such Restricted Shares, shall be delivered to the participant promptly.

(d)  Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

8.  Deferred Stock.

(a)  Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b). The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall, in its sole discretion, determine. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)  Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

(i)   Subject to the provisions of the Plan and the award agreement referred to in Section 8(b)(vi) of the Plan, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v) of the Plan, where applicable), share certificates representing the shares covered by the Deferred Stock award shall be delivered to the participant or his legal representative.

(ii)   Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

(iii)   Subject to the provisions of the award agreement and this Section 8, upon termination of a participant’s employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

(iv)   Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

(v)   A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

(vi)   Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(c)  Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem Stock Option or performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.  Stock Purchase Rights.

(a)  Awards and Administration. The Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

(i)   at its Fair Market Value on the date of grant;

(ii)   at a percentage of such Fair Market Value on such date, such percentage to be determined by the Committee in its sole discretion;

(iii)   at an amount equal to Book Value on such date; or

(iv)   at an amount equal to the par value of such Stock on such date.

The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof. The terms of Stock Purchase Rights awards need not be the same with respect to each participant. Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

(b)  Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed sixty (60) days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Section 9(a) of the Plan.

10.  Other Stock-Based Awards.

(a)  Administration.

(i)   Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock-Based Awards”), including, without limitation, performance shares, convertible preferred stock (to the extent a series of preferred stock has been or may be created by, or in accordance with a procedure set forth in, the Company’s certificate of incorporation), convertible debentures, warrants, exchangeable securities and Stock awards or options valued by reference to Fair Market Value, Book Value or performance of the Company or any Subsidiary, Affiliate or division, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

(ii)   Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such award shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

(b)  Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

(i)   Subject to the provisions of the Plan and the award agreement referred to in Section 10(b)(v) of the Plan, shares of Stock subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)   Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(iii)   Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

(iv)   In the event of the participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations (if any) imposed with respect to any or all of an award pursuant to this Section 10.

(v)   Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

(vi)   Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

11.  Change in Control Provisions.

(a)  Impact of Event. In the event of a “Change in Control,” as defined in Section 11(b) of the Plan, or a “Potential Change in Control,” as defined in Section 11(c) of the Plan, except to the extent otherwise determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply:

(i)   Any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested and any Incentive Stock Options may, with the consent of the holders thereof, be treated as Non-Qualified Stock Options.

(ii)   The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

(iii)   The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested (including such rights which shall have become vested pursuant to Sections 11(a)(i) and (ii) of the Plan), shall be purchased by the Company (“cashout”) in a manner determined by the Committee, in its sole discretion, on the basis of the “Change in Control Price” as defined in Section 11(d) of the Plan as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control, unless the Committee shall, contemporaneously with or prior to any particular Change of Control or Potential Change of Control, determine that this Section 11(a)(iii) shall not be applicable to such Change in Control or Potential Change in Control.

(b)  Definition of “Change in Control.” For purposes of Section 11(a) of the Plan, a “Change in Control” means the happening of any of the following after the date this Plan is adopted by the Board:

(i)   When any “person” (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary and any trustee of such plan acting as trustee) directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that a Change of Control shall not arise if such acquisition is approved by the board of directors or if the board of directors or the Committee determines that such acquisition is not a Change of Control or if the board of directors authorizes the issuance of the shares of Stock (or securities convertible into Stock or upon the exercise of which shares of Stock may be issued) to such persons; or

(ii)   When, during any period of twenty-four consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death, Disability or Retirement to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11(b)(ii); provided, however, that all directors who are elected to the board not later than six months after the Acquisition Effective Date shall be deemed to be an Incumbent Director and shall be deemed to have satisfied the 24-month requirement set forth in this Section 11(b)(ii); or

(iii)   The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise unless approved by a majority of Incumbent Directors.

(c)  Definition of Potential Change in Control. For purposes of Section 11(a) of the Plan, a “Potential Change in Control” means the happening of any one of the following:

(i)   The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b) of the Plan; or

(ii)   The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan or any trustee of such plan acting as such trustee) of securities of the Company representing five percent or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

(d)  Change in Control Price. For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the principal stock exchange on which the Stock is traded or the average of the highest bid and asked prices as reported by the principal stock exchange or market on which the Stock is traded, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights, Incentive Stock Options or, where applicable, the date on which a cashout occurs under Section 11(a)(iii).

12.  Amendments and Termination.

(a)  The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee’s or participant’s consent, and no amendment will be made without approval of the stockholders if such amendment requires stockholder approval under state law or if stockholder approval is necessary in order that the Plan comply with Rule 16b-3 of the Commission under the Exchange Act or any substitute or successor rule or if stockholder approval is necessary in order to enable the grant pursuant to the Plan of options or other awards intended to confer tax benefits upon the recipients thereof.

(b)  The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights or any holder without the holder’s consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

(c)  Subject to the provisions of Sections 12(a) and (b) of the Plan, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments, and, in particular, without limiting in any way the generality of the foregoing, to eliminate any provisions which are not required to included as a result of any amendment to Rule 16b-3 of the Commission pursuant to the Exchange Act.

13.  Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in this Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards under this Plan; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

14.  General Provisions.

(a)  The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates or shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)  Neither the adoption of the Plan nor the grant of any award pursuant to the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d)  No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e)  The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 of the Plan for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

15.  Effective Date of Plan.

The Plan shall be effective as of the date the Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company’s Stock at the next annual or special meeting of stockholders. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders.

16.  Term of Plan.

Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award may be granted pursuant to the Plan, until ten (10) years from the date the Plan was approved by the Board, unless the Plan shall be terminated by the Board, in its discretion, prior to such date, but awards granted prior to such termination may extend beyond that date.